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Exhibit 10.20

                                 STEPHEN RUSSELL
                              EMPLOYMENT AGREEMENT
                                 AMENDMENT NO. 4

         Amendment No. 4, dated as of April 4, 2002, to the Employment Agreement, dated as of January 21, 1994, between Celadon Group, Inc., a Delaware corporation (the "Company"), and Stephen Russell ("Employee"), as amended by the amendments, dated as of February 12, 1997, August 1, 1997, and July 26, 2000 (the "Employment Agreement").

         The parties desire to amend the Employment Agreement as set forth below. Accordingly, the parties agree as follows:

     1. Amendment to Section 9(a). Section 9(a) of the Employment Agreement is hereby amended so that the reference to "two years" in the third sentence thereof is changed to "three years."

     2. Amendment to Section 9(c). Section 9(c) of the Employment Agreement is hereby amended in its entirety to be and read as follows:

               (c) Without Cause. In the event of the termination by the Company of Employee's employment hereunder (otherwise than pursuant to Section 9(a) or Section 9(b) or otherwise than in connection with a Change in Control as contemplated by Section 9(d)), the Company shall be obligated to (i) pay or provide to Employee his normal salary, bonuses, awards, perquisites and benefits through the date of termination of Employee's employment hereunder, (ii) pay to Employee in a single lump sum payment within thirty (30) days after the date of termination of Employee's employment hereunder an amount equal to three times Employee's annual salary at the rate in effect on the date of termination pursuant to
        Section 3(a), (iii) pay to Employee any bonus declared by the Company prior to the date of termination of Employee's employment hereunder that remains unpaid within thirty (30) days after the date of termination of Employee's employment hereunder; and (iv) with respect to the year in which the termination of Employee's employment hereunder shall occur, pay to Employee, when bonuses are paid to other senior executives of the Company, a prorata bonus (the percentage equal to the number of days worked in the applicable year prior to the termination, divided by 365 and then multiplied by 100) based upon the bonus plan or arrangement that was previously approved for Employee by the Board of Directors of the Company (or the Compensation Committee thereof) for such year (or in absence thereof the same plan or arrangement that applies to other senior executives of the Company for such year) and based upon the achievement of the results or goals contemplated by the applicable plan or arrangement for such year, but only if the bonus for such year shall not have been previously declared and paid to Employee (or paid pursuant to clause (iii) above). A notice by the Company of non-renewal of the Employment Period pursuant to Section 1 above shall be deemed a termination by the Company of Employee's employment hereunder without Cause pursuant to this Section 9(c) and upon such notice of non-renewal of the Employment Period, Employee may terminate his employment at any time after the


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        receipt of such notice and be treated as if he was terminated without
        Cause as of such date pursuant to this Section 9(c). Except as otherwise provided in this Agreement or required by applicable law, Employee shall not be entitled to any other compensation or benefits in connection with a termination of Employee's employment hereunder to which this Section 9(c) applies.

     3. Addition of Section 9(d). A new Section 9(d) is hereby added to the Employment Agreement to read as follows:

               (d) Change in Control. In the event of termination by the Company of Employee's employment hereunder, otherwise than pursuant to Section 9(a) or otherwise than pursuant to Section 9(b), during the period beginning 180 days prior to a Change in Control (as defined in Section 10(b)) and ending immediately prior to the Change in Control or at any time during the period beginning on the date of the Change in Control and ending on the two (2) year anniversary of the Change in Control, the Employee shall be entitled to receive from the Company the amounts and benefits described in Section 10(b)(iii) hereof in lieu of the amounts payable pursuant to Section 9(c).

     4. Amendment to Section 10(b)(iii). Section 10(b)(iii) of the Employment Agreement is amended in its entirety to read as follows:

               Upon termination of this Agreement under the provisions of
        Section 9(d) or under the provisions of this Section 10(b), Employee shall be (A) entitled to his normal salary, bonuses, awards, perquisites, and benefits through the date of such termination ("Accrued Obligations") and, in addition thereto, (B) paid in a lump sum, on the date of such termination three times Employee's base salary in effect on the date immediately preceding the Change in Control (or, if impermissibly reduced, prior to such reduction), (C) paid in a lump sum, on the date of such termination three times the highest annual bonus paid to Employee for the three calendar years prior to the calendar year in which the date of the Change in Control occurs, (D) paid in a lump sum, on the date of such termination a pro-rata portion of Employee's bonus for the fiscal year in which the Change in Control occurs (determined by multiplying such amount by a fraction, the numerator of which is the number of days during the fiscal year of termination that Employee is employed by the Company and the denominator of which is
        365), (E) entitled to the continuation of medical and dental benefits for Employee (and eligible dependents) upon the same terms and conditions in effect prior to the Change in Control for the 36 month period following the date of termination provided, to the extent Employee incurs tax that he would not have incurred as an active employee as a result of the aforementioned coverage or the benefits provided thereunder, Employee shall receive from the Company an additional payment in the amount necessary so that Employee will have no additional cost for receiving such items or any additional payment, (F) outplacement services at a level commensurate with Employee's position, including use of an Employee office and secretary available through such outplacement services, for a period of one year commencing on Employee's date of termination but in


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        no event extending beyond the date on which Employee commences other full time employment and (G) upon the occurrence of a Change in Control, full and immediate vesting of all stock options and other equity-based awards held by Employee. In the event Employee obtains other full time employment that offers substantially similar or improved medical and dental benefits, such continuation of coverage by the Company for such medical or dental benefits under Section 10(b)(iii)(E) shall immediately cease. The continuation of health benefits for the above referenced 36 month period shall reduce and count against Employee's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     5. Amendment to Section 18(b). Section 18(b) of the Employment Agreement is amended in its entirety to read as follows:

               (b) Any amounts payable and benefits or additional rights provided pursuant to Section 9(c), beyond those specified in Section 9(c)(i), or Section 10(b)(iii), beyond the Accrued Obligations, shall only be payable if Employee delivered to the Company a release of all claims that Employee has or may have against the Company and its affiliates (other than claims to payments, benefits or entitlements specifically payable or provided hereunder, claims under COBRA, claims to vested accrued benefits under the Company's employee benefit plans or any rights of indemnification under the Company's organizational documents) occurring up to the release date in such form as reasonable requested by the Company, provided, however, that such release shall also release Employee of all claims that the Company and its affiliates have or may have against Employee. In the event that the Company fails to deliver such release to Employee within 10 days from the later of (i) Employee's date of termination or (ii) the date of the Change in Control, such release shall not be required and shall not prohibit or otherwise delay payment of any amounts or the provision of any benefits due Employee hereunder.

     6. Agreement Otherwise Unchanged. The Employment Agreement, as amended herein, shall remain in full force and effect.

     7. Counterparts. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute the same agreement.


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                                          CELADON GROUP, INC.


                                          By: /s/ Michael Miller
                                             -----------------------------------
                                          Printed: Michael Miller
                                                  ------------------------------
                                          Title: Director/Compensation Committee
                                                --------------------------------

                                          EMPLOYEE


                                          /s/ Stephen Russell
                                          --------------------------------------
                                          Stephen Russell


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